As filed with the Securities and Exchange Commission on ______________, 2001.	Registration No. ________________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VMH VIDEOMOVIEHOUSE.COM INC.
(Name of small business issuer in its charter)

British Columbia	7841	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
VMH VIDEOMOVIEHOUSE.COM INC. #27 - 2337 Townline Road Abbotsford, British Columbia Canada V2T 6G1 (604) 852-1806	Conrad C. Lysiak, Esq. 601 West First Avenue Suite 503 Spokane, Washington 99201 (509) 624-1475
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Shares of Common Stock:	13,243,500	$ 0.03328	$ 440,756	$ 110.19

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Prospectus

VMH VideoMovieHouse.com Inc.

SPIN-OFF OF APPROXIMATELY 13,243,500 SHARES OF COMMON STOCK

This prospectus is being furnished in connection with the spin-off by First American Scientific Corp. to holders of its shares of common stock, shares of common stock of VMH VideoMovieHouse.com Inc.

Shares of our common stock will be distributed to holders of First American Scientific common stock or record as of the close of business on ____________________, which will be the record date. Each such holder will receive one share of our common stock for every ten shares of First American common stock held on the record date. The spin-off will be effective at _______ p.m. on _________________________. Shareowners will not receive cash in lieu of fractional shares, but fractional shares will be rounded up to the next whole share.

No shareowner approval of the spin-off is required or sought. There is no current trading market for our common stock.

In reviewing this prospectus, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It=s illegal to tell you otherwise

The date of this prospectus is _______________, 2001.

SUMMARY

The following is a summary of some of the information contained in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our company stock discussed under ARisk Factors@ and our financial statements.

We describe in this prospectus our business. Following the spin-off, we will be an independent company, and First American Scientific Corp. will not have any stock ownership interest in us.

Our Business

We sell and rent videos, digital video disks - DVDs and compact disks - CDs over the Internet.

Our offices are located at #27 - 2337 Townline Road, Abbotsford, British Columbia, Canada V2T 6G1, telephone (604) 852 -1806. Our fiscal year end is June 30.

The Spin-Off

Following is a brief summary of this distribution:

Distributing Company

First American Scientific Corp., a Nevada corporation is engaged in the business of manufacturing and marketing a kinetic energy system which disintegrates various materials such as wood waste, mineral waste, rock, rubber and glass.

Distributed Company	VHM VideoMovieHouse.com Inc. is engaged in the business of selling and renting videos, DVDs and CDs over the Internet.
Distribution Ratio

Each holder of ten shares of First American Scientific will receive one share of our common stock. The shares of our common stock spun-off will constitute all of the outstanding shares of our common stock immediately after the distribution.

Fractional Shares	Fractional shares will not be distributed. Each fractional share will be rounded up to the next whole share.
Record Date	The record date will be _______________, 2001.
Distribution Date	_______________, 2001.
Distribution Agent, Transfer Agent and Registrar for the Shares	Pacific Stock Transfer Company will be our distribution agent, transfer agent and registrar for our shares.
Federal Income Tax Consequences of the Distribution	We believe that the spin-off will qualify as a tax free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended.
Stock Trading	After the distribution, our shares of common stock may not be publicly traded.
Relationship Between First American Scientific and Us After the Distribution	Following the distribution, we will be an independent company and First American Scientific will have no stock ownership or interest in us.
Post-Distribution Dividend Policy

We do not anticipate paying any dividends on our common stock in the foreseeable future. The payment and amount of dividends by us after the distribution, however, will be subject to the discretion of our board of directors.

Risk Factors	Shareowners should carefully consider the matters discussed under ARisk Factors.@

Summary Historical and Pro Forma Financial Information

The following table sets forth our summary historical and pro forma financial information derived from our audited combined financial statements for the fiscal years ended June 30, 2001 and June 30, 2000. Such summary financial information may not be indicative of our future performance as an independent company. The summary financial information should be read in conjunction with AManagement=s Discussion and Analysis of Financial Condition and Results of Operations@ and the financial statements included herein.

	Fiscal Year Ended June 30, 2001 Audited		Fiscal Year Ended June 30, 2000 Audited
Statement of Income: Revenues Cost of goods sold Gross profit Expenses Net loss	$ $ $ $ $	7,122 2,900 4,222 28,351 (23,151)	$ $ $ $ $	-0- -0- -0- -0- -0-
Balance Sheet Information: Total assets Total liabilities Total stockholders= equity	$ $ $	440,756 7,474 433,282	$ $ $	250,000 -0- 250,000

THE SPIN-OFF

General

The board of directors of First American Scientific Corp. has approved the spin-off of shares of our common stock to the holders of First American Scientific common stock. In the spin-off, each holder of First American Scientific common stock will receive as a dividend one share of our common stock for every 10 shares of First American Scientific common stock held on _______________, 2001 which will be the record date.

Manner of Effecting the Spin-Off

Certificates for our shares will be distributed by our transfer agent, Pacific Stock Transfer Company not later than thirty days from the date of this prospectus. Fractional shares will not be issued. Fractional shares will be rounded up to the next whole share. Certificates will be mailed to shareholders of record.

Reasons for the Distribution

First American Scientific=s board of directors has determined that separation of our business from First American Scientific=s business is in the best interest of First American Scientific and its shareholders. The separation will allow us to focus greater management attention and resources on opportunities for our business in the sale and rental of videos, DVDs and CDs. First American Scientific will similarly benefit by being able to focus on its development, manufacturing and marketing of its disintegration systems.

In deciding how to achieve First American Scientific=s business purpose of separating our business from First American Scientific=s, First American Scientific determined that a spin-off of our business was the only transaction that would be nontaxable, practical and not unduly expensive.

Further, because First American Scientific and our business are totally unrelated to one another and have different growth characteristics, customers, distribution channels and technology, First American Scientific=s management believes that each company will inherently be more successful concentrating on its specialized field of endeavor.

Interests of Persons in the Distribution

Calvin Kantonen our current President and a director is also CFO and Chairman of the Board of Directors of First American Scientific. Upon the distribution or our shares, Mr. Kantonen will resign as our President and as a member of our board of directors. Mr. Steven Gaspar will replace Mr. Kantonen as our sole officer and director.

Assumption of First American Scientific Debts

We will not be assuming any of First American Scientific=s debts.

Federal Income Tax Consequences of the Distribution

We believe that the spin-off will qualify as a tax free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended.

Listing and Trading of our Common Stock

Upon the distribution of shares of common stock, there will be no public market for our shares. We will endeavor to have our shares listed for trading on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is no assurance that we will be successful in our endeavor and it is possible that our shares will never trade anywhere.

RISK FACTORS

You should carefully consider the following risk factors and all the other information contained in this prospectus in evaluating us and our common stock.

Risks Associated with Our Company:

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and may have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we may have to suspend or cease operations within four months.

2. We lack an operating history and have losses which we expect to continue into the future. If the losses continue we will have to suspend operations or cease operations.

We began operating in 2000. We have limited revenues. Our net loss since beginning operations is $23,151. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

* our ability to maintain a source of videos, DVDs and CDs.
* our ability to generate revenues
* our ability to reduce our operational costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because our expenses of operation exceed our operational revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no history operating as independent company, an we may be unable to make the change necessary to operate as a stand-alone business, or we may incur greater costs as a stand-alone company that may cause us to cease operations.

Prior to the spin-off, our businesses were operated by First American Scientific as a segment of its broader corporate organization rather than as a stand-alone company. First American assisted us by providing financing as well as providing corporate functions. Following the spin-off, First American Scientific will have no obligation to provide assistance to us. Because our business has never operated as an independent company, we cannot assure you that we will be able to successfully implement the changes necessary to operate independently or that we will not incur additional costs operating independently that will cause our decline.

4. If we don=t raise additional capital we may go out of business.

We are in the very early stage of development and need additional capital in order to maintain our operations. If we are unable to raise additional capital we may have to suspend operations until we do or go out of business.

5. Because we have not conducted any market research, we are not sure of the demand for our products.

We have not conducted any market research. As such, we are not sure that is sufficient demand for our videos, DVDs and CDs. If there is not sufficient demand for our products, it is possible that we may never make a profit. If we do not make a profit in the foreseeable future, we will cease operations. If that happens, your stock will be worthless.

6. Because we are small and do not have much capital, we must limit our operations.

Because we are small and do not have much capital, we must limit our operations. Because we must limit our operations, it will be more difficult to generate revenues and generate a profit. If we do not make a profit in the foreseeable future, we will cease operations.

Risks associated with this distribution:

7. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

8. Because there is no public trading market for our common stock, you may not be able to resell you stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

CAPITALIZATION

The following table sets forth combined capitalization as of June 30, 2001, on a historical and pro forma basis, to give effect to the spin-off. This table should be read in conjunction with AManagement=s Discussion and Analysis of Financial Condition and Plan of Operation@ and the financial statements and notes thereto included elsewhere in this prospectus.

As of June 30, 2001

	Historical	Pro Forma
Shareowners= Equity	200,000,000	200,000,000
Common stock, no par value per share, 1 share authorized, issued and outstanding As of June 30, 2001, 13,243,501 shares pro forma	1	13,243,501
Additional paid in capital	$456,532	$456,532
Owner=s net investment	$456,533	$456,533
Total shareowners= equity	$433,382	$433,382
Total capitalization	$440,756	$440,756

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for our shares of common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. Currently, one share of common stock is outstanding. The one share is a restricted security. The one share is owned by our parent company, First American Scientific Corp.

We have no proposed symbol for listing on the OTC bulletin board and we do not have a market maker for our shares.

No cash dividends have been declared by us since our inception or any period subsequent to the date of our financial statements on June 30, 2001.

BUSINESS

General

We were incorporated in the province of British Columbia on August 24, 1989 as Flamingos Beach Resort, Inc. From inception to August 15, 1999, we were inactive. In August 1999, we changed our name to VMH VideoMovieHouse.com Inc. and become operational on May 15, 2001. We sell videos, Digital Video Disks - DVDs and Compact Disk - CDs on the Internet.

Operating Concept

We purchase new and used videos, DVDs and CDs at wholesale costs and resell them in our on line Internet store. Our web site is www.videomoviehouse.com. Our products are sold on demand. As such, we do not maintain a large inventory of product.

Convenient Shopping Experience.

Our online store provides customers with an easy-to-use web site. The web site is available 24 hours a day, seven days a week and may be reached from the shopper's home or office. Our online store enables us to deliver a broad selection of products to customers in rural or other locations that do not have convenient access to physical stores. We also make the shopping experience convenient by categorizing our products into easy-to-shop departments. With respect to videos and DVDs we have categories of adventure, drama, comedy and sexually explicit. With respect to CDs we have categories of pop, rock, classical and country and western.

Customer Service.

We provide a customer service department via e-mail where consumers can resolve order and product questions. Furthermore, we insure consumer satisfaction by offering a money back guaranty.

Shopping at the Online Store

We believe that the sale of videos, DVDs and CDs on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, ease-of-use, depth of content and information, and competitive pricing. Key features of our online store include:

Browsing

Our online store offers consumers with a several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection. By clicking on a category names, the consumer moves directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product and Checking Out.

To purchase products, consumers simply click on the "add to cart" button to add products to their virtual shopping cart. Consumers can add and subtract products from their shopping cart as they browse around our online store, prior to making a final purchase decision, just as in a physical store. To execute orders, consumers click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store are prompted to supply shipping details online. We also offer consumers a variety of gift wrapping and shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers are shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying.

To pay for orders, a consumer must use a credit card, which is authorized during the checkout process, but which is charged when the customer's items are shipped from our distribution facility. Our online store uses a security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by its consumers. We also offer our customers a money-back return policy.

Our Internet Technology

Our Internet software is proprietary and not protected by any patents. As such, a competitor could copy it and start operations identical to ours.

Source of Videos, DVDs and CDs

Our new videos, DVDs and CDs are purchased from a number of sources, including Video One, ETD Distributors, C&L Distributors, Costco Wholesale Division. Used videos, DVDs and CDs are purchased from video, DVD and CD rental outlets.

Rental outlets generally inventory a large number of products when the products are first made available to the public. New products are generally made available on a weekly basis. When this occurs demand is extremely high. When new products become available the next week, demand for the previous week=s products drop. As time passes, demand for a previously released product continues to drop. To make way for new weekly products, it is necessary for the rental outlets to dispose of a large portion of its rental inventory. It does this by selling a small amount of its inventory to retail customers and disposing of most of its inventory to companies, such as ours, that will rerent or resell the products at a lower price. In order to induce companies such as ours to buy the products, most rental outlets are willing to sell the excessive inventory in bulk below their initial cost. This price is substantially below the price at which the products are sold to the public at the rental outlets.

We purchase product based upon orders we have already received. A portion of the purchase price is used to acquire the video, DVD or CD requested by the customer. In the case of rentals, the third rental charge is generally sufficient to acquire a used copy. Subsequent rentals result profit of the acquisition cost. No rentals are offered on the web site at this time.

The sources for new and used videos, DVDs and CDs is extensive and in the event one or more sources discontinues transacting business with us, we will not suffer any adverse affect.

Competition

We compete with distributors, wholesalers and retailers of videos, DVDs and CDs. The includes a mired of entities. As such competition is intense and many, if not most sellers, have more capital than we do.

Further, the fact that we have an Internet store does not make us unique. Wholesalers and retailers have saturated in the Internet market. If you are not on the Internet, you are not in tune with current advertising practices. As such, the electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. There is no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. The failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Marketing

In addition to our web site, we advertise our products newspapers, radio and television commercials, magazines, brochures and e-mails. We also utilize inbound links that connect directly to the our website from other sites. Potential customers can simply click on these links to become connected to the our website from search engines and community and affinity sites.

Insurance

We maintain insurance in such amounts and covering such losses, contingencies and occurrences as we deem adequate to protect us. The principal type of insurance includes a comprehensive liability policy covering legal liability for bodily injury or death of persons, and for damage to property owned by, or under our control, as well as damage to the property of others.

Employees and Employment Agreements

At present, we have five full-time employees and two part-time employees. We have no employment agreements with any officers, directors or employees. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

Our Offices

We lease 3,000 square feet of office and warehouse space located at #27 - 2337 Townline Road, Abbotsford, British Columbia, Canada V2T 6G1. Our telephone number is (604) 852-1806. We lease our offices from Seimens Enterprises Ltd pursuant to a written three year lease agreement. Our monthly rental is $650.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a startup company and have generated limited revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated limited revenues. Accordingly, we must raise cash from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to continue to develop our project and stay in business. While we are aware of the need to raise additional capital, we have not made plans to do so.

Liquidity and Capital Resources

We have a balance sheet with positive working capital, Current assets as of June 30, 2001 were $53,959 and current liabilities were $7,374. providing working capital ratio of 8.0 to 1. This is compared to zero current assets and zero current liabilities in the previous year when we had no operations and no revenue.

As of June 30, 2001, we had $7,682 cash on hand, which, when coupled with ongoing sales revenues should be sufficient to maintain our operations for the six months. We will need to raise additional capital to advance our expansion, and plan to pursue fund raising activities, either by way of loans, sale of stock or a combination of both. As of the date hereof we have not implemented our plan to raise additional capital through loans or the sale of common stock and there is no assurance we will do so in the future or be able to do so in light of existing world wide economic conditions.

Results of Operations

Fiscal 2001 compared to fiscal 2000

Revenue in the first six weeks of operation from May 15, 2001 to June 30, 2001 was $7,122, There was no revenue during the previous year ending June 30, 2000.

Subsequent to June 30, 2001 sales have continued to grow showing sales of $23,500 in July 2001, $28, 600 in August 2001, and estimated sales for September to exceed $32,000. We require monthly sales of $40,000 to break even before development costs and extra-ordinary items.

For the year ending June 30, 2001, we incurred a net loss of $23,151. Net loss for the year ending June 30, 2000 was zero. Total assets as of June 30, 2001 was $440,756 compared to $250,000 on June 30, 2000 and total liabilities as of June 30, 2001 was $7,374 compared to zero on June 30, 2000.

Inflation

Inflation has not been a factor effecting current operations, and is not expected to have any material effect on operations in the near future.

Foreign Operations

We rent office and warehouse space in Abbotsford, British Columbia, Canada which will serve as our corporate and administrative offices, as well as warehousing and shipping center. Our server and data base are stored at a separate location.

MANAGEMENT

Officers and Directors

Our director is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Calvin Kantonen 1492 Frederick Road North Vancouver, B.C. Canada V7K 1J7	51	President, Secretary, Treasurer, Chief Financial Officer and a member of the Board of Directors
Steven Gaspar 33677 Wildwood Drive Abbotsford, B.C. Canada V2S 1S2	50	President, Secretary, Treasurer, Chief Financial Officer and a member of the Board of Directors - designate, upon completion of spin-off

Mr. Kantonen has held his office/position since our inception. He will resign his position and be replaced by Mr. Gaspar upon completion of the spin-off. Mr. Gaspar will hold his office/position until the next annual meeting of shareholders.

Background of Officers and Directors

Calvin Kantonen has been our president, secretary, chief financial officer and a member of the board of directors since inception . Since December 10, 1999, Mr. Kantonen was President, chief executive officer, treasurer and director of First American Scientific Corp., our parent company and has been Chief Financial Officer and Chairman of the Board since April 1, 2001. First American Scientific files reports pursuant to section 13 of the Securities Exchange Act of 1934 and is traded on the Bulletin Board operated by the National Association of Securities Dealers under the symbol AFASC..@ From October 1997 to December 1999 , prior to accepting the position of CEO of First American Scientific Corp, Mr. Kantonen, Certified General Accountant, acted as an independent financial consultant to several business clients and held a financial interest in a chain of retail video stores in partnership with Mr. Gaspar. In October 1998, in consultation with Mr. Gaspar, he began designing and developing the VideoMovieHouse.com concept. From January 1991 to September 1997, Mr. Kantonen was employed by VanCity Savings Credit Union as a commercial lender located in Vancouver, British Columbia Canada. Since December 1984, Mr. Kantonen has been a Certified General Accountant and from February 1978 to July 1990, Mr. Kantonen practiced public accounting in Surrey, British Columbia, Canada.

Steven Gaspar will replace Mr. Kantonen as president, secretary, chief financial officer and a member of the board of directors upon Mr. Kantonen resigning those positions. Mr. Kantonen will resign those positions upon the completion of this spin-off.

Since March 1996, Mr. Steve Gaspar, was the owner/operator of two retail video stores in Abbotsford, British Columbia, Canada. In October 1997, he joined forces with Mr. Kantonen to form a chain of five stores located in the Vancouver area. Subsequently, in September 1999, Mr. Gaspar, became our general manager and played an instrumental role in our development and implementation.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation paid to our officers and directors since our inception. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and all other compensation.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
Calvin Kantonen President	2001 2000 1999	- - -	- - -	- - -	- - -	- - -	- - -	- - -
David Gibson Secretary (resigned)	2001 2000 1999	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Brian Nichols President (resigned)	2001 2000 1999	- - -	- - -	- - -	- - -	- - -	- - -	- - -

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Future Compensation of Our Officers

For the fiscal year ending June 30, 2002, we intend to pay Mr. Gaspar a salary of $48,000 per annum and issue him options to acquire 2,000,000 shares of common stock at an exercise price of $0.01 per share. The option will be granted pursuant to an option plan and we intend to register the option plan on Form S-8 of the Securities Act of 1933. As of the date hereof, the options have not been granted, the plan has not been prepared, and the plan has not been filed on Form S-8.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money. The directors did not receive any other compensation for serving as members of the board of directors. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to our Articles of Incorporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the province of British Columbia.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

One share of our common stock is currently outstanding. It is owned by First American Scientific Corp., our parent. The following table sets forth information concerning shares our common stock projected to be beneficially owned immediately after the distribution date by each of our directors, officers and key employees, individually and as a group, and 5% or more of our total outstanding shares.. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares	Percentage of Ownership After Spin-Off
Calvin Kantonen 1492 Frederick Road North Vancouver, B.C. Canada VV7K 1J7	602,000	4.6%
Steven Gaspar [1] 33677 Wildwood Drive Abbotsford, B.C. Canada V2S 1S2	175,000	1.30%
All Officers and Directors as a Group (2 Persons)	777,000	5.9%

[1] Mr. Gaspar is not an officer or director as of the date of this prospectus. Mr. Gaspar will replace Mr. Kantonen as our sole officer and director upon conclusion of this spin-off.

Future Sales by Existing Stockholders

The 13,243,500 shares of common stock issued in this spin-off will be immediately resalable.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 20,000,000 shares of no par value common stock. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when as and if declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation and the applicable statutes of the province of British Columbia for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC=s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs, Suite 240, Las Vegas, Nevada 89119 and its telephone number is (702) 361 -3033.

RELATED TRANSACTIONS

In 1989, when we were formed, two shares of common stock were issued to David L Gibson, the attorney who incorporated us. Mr. Gibson then transferred one share to Mr. Kantonen and one share to Mr. Nichols. Mr. Nichols= share was redeemed by us, leaving one share owned by Mr. Kantonen.

Mr. Kantonen, our President, sold the one share to First American Scientific Corp. in August 1999, in consideration of $250,000. At the time of the sale of the share to First American, Mr. Kantonen was not affiliated with First American Scientific Corp.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to June 30, 2001, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Bank of America Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public Accountant.

Our financial statements from inception to June 30, 2001 immediately follow:
INDEPENDENT AUDITOR'S REPORT	F-1
FINANCIAL STATEMENTS Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-2 F-3 F-4 F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6

To the Board of Directors and Stockholders
VMH Videomoviehouse.com Inc.
Vancouver, British Columbia
CANADA

INDEPENDENT AUDITOR=S REPORT

We have audited the accompanying balance sheets of VMH Videomoviehouse.com, Inc., a British Columbia corporation, as of June 30, 2001 and 2000 and the related statements of operations, stockholders= equity and cash flows for the years then ended. These financial statements are the responsibility of the Company=s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VMH Videomoviehouse.com, Inc. as of June 30, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company has sustained losses since inception and has minimal revenues. These factors raise substantial doubt about the Company=s ability to continue as a going concern. Realization of a major portion of the assets is dependent upon the Company=s ability to meet its future financing requirements, and the success of future operations. Management=s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
September 14, 2001

VMH Videomoviehouse.com, Inc. Balance Sheets

ASSETS	June 30, 2001	June 30, 2000
CURRENT ASSETS
Cash	$7,682	$-
Accounts receivable	5,098	-
Inventory	41,178 ------------	- ------------
TOTAL CURRENT ASSETS	53,959 ------------	- ------------

PROPERTY AND EQUIPMENT
Property and equipment, net	677 ------------	- ------------
TOTAL PROPERTY AND EQUIPMENT	677 ------------	- ------------

OTHER ASSETS
Technology assets	250,000	250,000
Website	126,121	-
Deposits	10,000 ------------	- ------------
TOTAL OTHER ASSETS	386,121 ------------	250,000 ------------

TOTAL ASSETS	$440,756 ========	$250,000 ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$637	$-
Accounts payable - related parties	6,837 ------------	- ------------
TOTAL CURRENT LIABILITIES	7,474 ------------	- ------------

COMMITMENTS AND CONTINGENCIES	- ------------	- ------------

STOCKHOLDERS' EQUITY
Common stock, no par, 200,000,000 shares authorized, 1 share issued
and outstanding	456,433	250,000
Accumulated deficit	(23,151) ------------	- ------------
TOTAL STOCKHOLDERS' EQUITY	433,282 ------------	250,000 ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$440,756 ========	$250,000 ========

The accompanying notes are an integral part of these financial statements.

VMH Videomoviehouse.com Inc. Statements of Operations

	Year Ended June 30, 2001	Year Ended June 30, 2000

REVENUES	$7,122		$-
COST OF GOODS SOLD	2,900 ------------		- ------------

GROSS PROFIT	4,222		-

E X P E N S E S
Consulting	5,280		-
General and administrative	6,267		-
Rent and lease	4,358		-
Utilities	4,998		-
Wages	7,449 ------------		- ------------
TOTAL EXPENSES	28,351 ------------		- ------------

LOSS FROM OPERATIONS	(24,129) ------------		- ------------

OTHER INCOME:
Miscellaneous	978 ------------		- ------------
TOTAL OTHER INCOME	978 ------------		- ------------

LOSS BEFORE INCOME TAXES	(23,151)		-

INCOME TAXES	- ------------		- ------------

NET LOSS	$(23,151) ========	$	- ========

Basic and diluted net loss per common share	$(23,151) ========	$	- ========

Weighted average number of basic and diluted
common stock shares outstanding	1 ========		1 ========

The accompanying notes are an integral part of these financial statements.

VMH Videomoviehouse.com Inc. Statement of Stockholders' Equity
	Common Stock		Accumulated Deficit	Accumulated Other Comprehensive Income (loss)		Total Stockholders' Equity
	Shares	Amount

Issuance of stock for cash, September 1999	1	$250,000	$-		-	$250,000

Net loss for year ended June 30, 2000	- --------	- --------	- ---------		------------	- ------------

Balance, June 30, 2000	1	250,000	-			250,000
Payment of liabilities recorded as contributed capital	-	206,433	-			206,433
Net loss for year ended June 30, 2001	- --------	- --------	(23,151) ----------		- ------------	(23,151) ------------

Balance, June 30, 2001	1 ======	$456,433 ======	$(23,151) ========	$	- ========	$433,282 ========

The accompanying notes are an integral part of these financial statements.

VMH Videomoviehouse.com, Inc. Statements of Cash Flows

	Year Ended		Year Ended
	June 30, 2001		June 30, 2000
CASH FLOWS PROVIDED (USED) IN
OPERATING ACTIVITIES
Net loss		$(23,151)		$-
Adjustments to reconcile net loss to net cash
Increase in accounts receivable		(5,098)		-
Increase in accounts payable - related parties		6,737		-
Increase in accounts payable		637 ------------		- ------------
Net cash (used) in operating activities		(20,875) ------------		- ------------

CASH FLOWS PROVIDED (USED) IN
INVESTING ACTIVITIES
Purchase of technology		- ------------		(250,000) ------------
Net cash provided (used) in investing activities		- ------------		(250,000) ------------

CASH FLOWS PROVIDED (USED)
IN FINANCING ACTIVITIES
Cash provided by parent		28,557		-
Proceeds from sales of stock		-		250,000
Net cash provided by financing activities		28,557 ------------		250,000 ------------

NET INCREASE (DECREASE) IN CASH		7,682		-

CASH - Beginning of year		- ------------		- ------------

CASH - End of year		$7,682 ========	$	- ========

SUPPLEMENTAL CASHFLOW DISCLOSURES:
Interest	$	- ========	$	- ========
Income Taxes	$	- ========	$	- ========

NON - CASH TRANSACTIONS:
Inventory purchased with stock		$41,178		$-
Website development purchased with stock		$126,121		$-

The accompanying notes are an integral part of these financial statements.

VMH Videomoviehouse.com Inc.
Notes to the Financial Statements
June 30, 2001

NOTE 1 B ORGANIZATION AND DESCRIPTION OF BUSINESS

VMH Videomoviehouse.com Inc. (formerly Flamingos Beach Resort Inc.) was incorporated in the Province of British Columbia on March 7, 1989.

VMH Videomoviehouse.com Inc. (AVMH@) has developed an internet sales site designed to sell videos, CDs and books and, as technology advancements permit, to become a virtual video rental store. VMH Videomoviehouse.com Inc. began operations in June 2001.

In September 1999, the Company entered into an agreement with First American Scientific Corp., a Nevada corporation, whereby the Company sold 100% of the common shares of VMH Videomoviehouse.com Inc. in return for a cash consideration of $250,000. (See Note 6). VMH Videomoviehouse.com Inc. possesses domain names, a web page, and technology for the sale of videos, DVD=s, and CD=s through the internet.

The Company=s year-end is June 30th.

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of VMH Videomoviehouse.com Inc. is presented to assist in understanding the Company=s financial statements. The financial statements and notes are representations of the Company=s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $23,151 through June 30, 2001 and has minimal revenues. The Company is currently putting technology in place which will, if successful, mitigate these factors which raise substantial doubt about the Company=s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company=s products. Management intends to seek new capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. See Note 8.

VMH Videomoviehouse.com Inc.
Notes to the Financial Statements
June 30, 2001

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Method

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Loss Per Share

In June 1999, the Company adopted Statement of Financial Accounting Standards Statement (SFAS) No. 128, Earnings Per Share. Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding. Diluted net loss per share is the same as basic net loss per share as there are no common stock equivalents.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (ASFAS@) No. 133, AAccounting for Derivative Instruments and Hedging Activities,@ as amended by SFAS No. 137, AAccounting for Derivative Instruments and Hedging Activities B Deferral of the Effective Date of FASB No. 133@, and SFAS No. 138, AAccounting for Certain Derivative Instruments and Certain Hedging Activities@, which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At June 30, 2001 the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts for cash, accounts receivable, accounts payable, and accrued liabilities approximate their fair value.

VMH Videomoviehouse.com Inc.
Notes to the Financial Statements
June 30, 2001

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Risk

The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company=s cash account, which is not insured, is a business checking account in United States dollars.

Foreign Currency Translation

Assets and liabilities of the Company=s foreign operations are translated into U.S. dollars at the period-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period. Exchange differences arising on translation are disclosed as a separate component of shareholders= equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 AAccounting for Income Taxes.@ Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the Amore likely than not@ standard imposed by SFAS No. 109 to allow recognition of such an asset.

At June 30, 2001, the Company had net deferred tax assets of approximately $3,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at June 30, 2001.

At June 30, 2001, the Company has net operating loss carryforwards of approximately $20,000, which expire in the year 2020.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Compensated Absences

Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. The Company=s policy is to recognize the costs of compensated absences when actually paid to employees, however, the Company has no employees and utilizes consultants only at this time.

VMH Videomoviehouse.com Inc.
Notes to the Financial Statements
June 30, 2001

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cash Recognition

Revenues and costs are recognized at the time of sale of products.

Inventory

Inventories are stated at the lower of average cost or market on a first in first out basis. Inventory at June 30, 2001 consists of videos for resale valued at $41,178.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued statement SFAS No. 121 dealing with accounting for impairment of long-lived and intangible assets. In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2001.

Web Site Development

Effective January 1, 2000, the Company adopted SOP 98-1 as amplified by EITF 99-2, AAccounting for Web Site Development costs.@ In accordance with this early adoption, the Company has capitalized $126,121 in web site development costs. Beginning July 1, 2001 these capitalized costs will be amortized over five years.

Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), and No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS 131 establishes standards for the way that companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. Both SFAS 130 and SFAS 131 are effective for periods beginning after December 15, 1997. The Company adopted these new accounting standards, and their adoption had no effect on the Company's financial statements and disclosures.

VMH Videomoviehouse.com Inc.
Notes to the Financial Statements
June 30, 2001

NOTE 2 B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Pronouncements (continued)

In September 2000, the FASB issued SFAS No. 140 AAccounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.@ This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company=s results of operations or financial position.

Technology Assets

The Company has developed technology whereby a customer can obtain movies on a personal computer either by video streaming, which allows instant viewing, or by downloadable media.

NOTE 3 - PROPERTY AND EQUIPMENT

Equipment is stated at its cost of $677. Depreciation will be provided using the straight-line method over the estimated useful lives of the assets. The useful lives of equipment for purposes of computing depreciation is five years. Depreciation will begin July 1, 2001.

The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

VMH Videomoviehouse.com Inc.
Notes to the Financial Statements
June 30, 2001

NOTE 4 - INTANGIBLES

Technology assets and web site costs are stated at cost. Amortization will be provided using the straight-line method over the estimated useful lives of the assets, which is five years. Amortization will begin July 1, 2001.

The following is a summary of technology assets and website costs:
	June 30, 2001	June 30, 2000
Videomoviehouse Website	126,021 ------------	- ------------
Videomoviehouse technology assets	250,000 ------------	250,000 ------------
	$ 376,021 ------------	$ 250,000 ------------

NOTE 5 B COMMON STOCK

The Company has 200,000,000 no par shares of common stock authorized.

In September 1999, the Company issued one share of common stock for $250,000. See Note 1.

NOTE 6 B RELATED PARTIES

First American Scientific Corp., the Company=s sole shareholder, paid liabilities for the Company which have been recorded as contributed capital.

NOTE 7 B COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company owns no real property and operates out of First American Scientific Corp.=s facilities.

NOTE 8 B SUBSEQUENT EVENT

On June 11, 2001 the Board of Directors recommended and approved a motion that VMH Videomoviehouse.com Inc. spin off into its own separate fully reporting OTC Company. First American Scientific Corp. is taking steps to divest itself of VMH Videomoviehouse.com Inc.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article 19 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Section 128 of the British Columbia Company Act.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expenses	$111.00 6,500.00 5,000.00 25,000.00 5,000.00 3,000.00 5,389.00 ------------
TOTAL	$50,000.00 ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
David L. Gibson 505 5th Avenue Courtenay, B.C. Canada V9N 1K2	1990	2	$ 1.00

We issued the foregoing shares of common stock to Mr. Gibson pursuant to a private placement.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description
3.1 3.2 3.3 4.1 5.1 23.1 23.2 23.3 99.1

Articles of Incorporation.
Amended Articles of Incorporation.
Amended Articles of Incorporation.
Specimen Stock Certificate.
Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
Consent of Williams & Webster, P.S., Certified Public Accountants.
Consent of Conrad C. Lysiak, Esq.
Consent of Steven Gaspar
Form F-X.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. File, during any period in which is offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law of high end of the estimated maximum offering range may be reflect in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Vancouver, British Columbia, on this 30th day of September, 2001

VMH VIDEOMOVIEHOUSE.COM INC.
BY:	/s/ Calvin Kantonen Calvin Kantonen, President, Principal Executive Officer, Treasurer, Principal Accounting Officer, Principal Financial Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Calvin Kantonen, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Calvin Kantonen Calvin Kantonen	President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, Secretary, and a member of the Board of Directors	09/30/01